UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

GLOBAL ACQUISITIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24970	88-0203976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 N. Town Center Dr #160 Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 400-4005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 7, 2025, the board of directors (the “Board”) of Global Acquisitions Corp. (the “Company”) adopted amended and restated bylaws of the Company (as amended and restated, the “Amended and Restated Bylaws”).

The Amended and Restated Bylaws include amendments to do the following: (i) allow for the Company to issue uncertificated/book-entry shares (previously the Bylaws were silent as to uncertificated shares); (ii) update the voting requirements at meetings of shareholders to be consistent with Nevada law, which provides for a proposal to be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action (previously the Bylaws provided for majority approval); (iii) provide for roles of additional officers of the Company, including Chief Executive Officer, Chief Financial Officer, Vice Presidents, Assistant Secretaries, Assistant Treasurers and others (the original Bylaws only provided for roles for a President, Secretary and Treasurer); (iv) update the principal address of the Company to be at such location within or without the State of Nevada as may be determined from time to time by resolution of the Board, instead of the fixed address set forth in the prior Bylaws; (v) update the informational and other requirements and procedures for any shareholder nominating individuals for election to the Board or proposing other business at a shareholder meeting, including to address the adoption by the Securities and Exchange Commission of “universal proxy” rules; (vi) provide that only the Chief Executive Officer, the Board, or the Chairman of the Board, may call special meetings of shareholders (previously the Bylaws were silent as to who could call meetings of shareholders); (vii) provide that in the absence of a quorum at any meeting or any adjournment thereof, (A) the Board, without a vote of the shareholders, may (1) postpone, reschedule, or cancel any previously scheduled annual meeting of shareholders and (2) postpone, reschedule, or cancel any previously scheduled special meeting of the shareholders called by the Board or management (but not by the shareholders); or (B) the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, or, in the absence therefrom of all the shareholders, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn the meeting from time to time until a quorum shall be represented; (viii) clarify the steps required for shareholders to take action via a written consent to action without a meeting, including certain confirmation and inspection requirements associated therewith; (ix) clarify that meetings of shareholders and directors may take place through electronic communications, videoconferencing, teleconferencing or other available technology; (x) provide that the number of directors shall be no less than one and no more than fifteen (previously the Bylaws did not provide a limit on the total numbers of directors); (xi) provide that in the event that the Board elects a Chairman of the Board who is an employee of the Company, the Board may also elect a Lead Independent Director who shall preside at all meetings of the Board and shareholders at which he or she shall be present and the Chairman of the Board is not present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board, the Amended and Restated Bylaws or as may be provided by law; (xii) set forth procedures for the formation of Board committees; (xiii) expand upon the rights of indemnification and indemnification procedures for officers and directors of the Company, including that each Indemnitee (as described in the Amended and Restated Bylaws) shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law; and (xiv) affect certain updates and modernization changes to the prior Bylaws. The Amended and Restated Bylaws also reflect certain other clarifying and/or conforming changes.

The foregoing summary is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference in this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Global Acquisitions Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Acquisitions Corporation

	By:	/s/ Ronald S. Boreta
Date: January 10, 2025	Name:	Ronald S. Boreta
	Title:	Chief Executive Officer